UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 14, 2014

ING USA Annuity and Life Insurance Company
--------------------------------------
(Exact name of registrant as specified in its charter)
IOWA
(State of Incorporation)

333-133076, 333-133152, 333-133153,
333-133154, 333-133155, 333-158928
(Commission File Numbers)

#41-0991508
(IRS Employer Identification Number)

1475 Dunwoody Drive, West Chester, PA 19380-1478
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 610-425-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

This filing is made in accordance with Item No. 1.01 of Section 1 of Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement

On January 14, 2014, ING USA Annuity and Life Insurance Company (the “Company”) entered into a new, ten-year unsecured reciprocal loan agreement, effective January 14, 2014 with ING U.S., Inc. (“ING
U.S.”), its indirect parent company (the “Agreement”). The Agreement replaced the reciprocal loan agreement dated as of January 1, 2004 between the Company and ING U.S. that expired by its terms on
January 14, 2014. The purpose of the Agreement is to facilitate the financing of the short term cash requirements of each party to the Agreement by permitting each party to extend financing to, and borrow from, the other party. The Agreement provides that the maximum outstanding amount that the Company may loan to ING U.S., or that ING U.S. may loan to the Company, may not exceed three percent (3%) of the statutory admitted assets of the Company as of December 31 of the applicable preceding year. Interest on any borrowing by the Company or ING U.S. under the Agreement will be charged at a per annum rate which is based on the prevailing market rate for similar third-party borrowings or securities with a similar credit quality and duration. The maximum term of any loan made under the Agreement shall be two hundred seventy (270) days.

The Company is an indirect, wholly owned subsidiary of ING U.S. ING U.S., which plans to rebrand in the future as Voya Financial, is a financial services organization that offers retirement, investment and insurance products and services in the United States. ING U.S. is a direct, majority-owned subsidiary of
ING Groep N.V., a global financial services holding company based in The Netherlands.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on this 14th day of January, 2014 on its behalf by the undersigned hereunto duly authorized.

ING USA Annuity and Life Insurance Company
(Registrant)

/s/Megan Huddleston
Megan Huddleston
Secretary